UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32883	13-4088127

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5677 Airline Road, Arlington, Tennessee	38002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on February 10, 2011, Wright Medical Group, Inc. (“Wright Medical” or the “Company”) entered into an amended and restated credit agreement (the “Senior Credit Facility”). On that date, Wright Medical also announced the launch of a tender offer (the “Tender Offer”) to purchase for cash any and all of its 2.625% Convertible Senior Notes due 2014 (the “Convertible Notes”) at $1,000 per $1,000 principal amount of Convertible Notes, plus all accrued and unpaid interest up to, but excluding, the payment date. The aggregate principal amount of Convertible Notes outstanding at that time was $200 million.
As previously announced, the Tender Offer expired on March 11, 2011, at 8:00 a.m., New York City time. All $170,889,000 aggregate principal amount of the Convertible Notes validly tendered in the Tender Offer and not withdrawn were accepted for payment by the Company.
Wright Medical used the proceeds from a $150 million borrowing under the delayed draw term loan (“Term Loan”) facility available under the Senior Credit Facility and cash on hand to fund the purchase of all $170,889,000 of the Convertible Notes validly tendered in the Tender Offer and not withdrawn prior to the expiration date.
The Term Loan will bear interest at a floating base rate based on the prime rate or at a floating Eurodollar rate based on LIBOR, plus a margin based on the Company’s consolidated leverage ratio under the Senior Credit Facility. Annual repayments of 5%, 5%, 10%, 10%, and 15%, respectively, of the original principal amount of the Term Loan are required under the Senior Credit Facility with the remaining principal amount due on February 10, 2016.

Item 7.01.	Regulation FD Disclosure.
Reference is made to the press release of Wright Medical announcing the closing of the Tender Offer and related matters. The press release was issued on March 16, 2011. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Wright Medical Group, Inc. on March 16, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
	Name:	Gary D. Henley
	Title:	President and Chief Executive Officer

Date: March 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Wright Medical Group, Inc. on March 16, 2011.